As filed with the Securities and Exchange Commission on February 5, 2014

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SEVCON, INC.
(Exact name of registrant as specified in its charter)

Delaware	04-2985631
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

155 Northboro Road, Southborough, Massachusetts 01772
(Address of Principal Executive Offices) (Zip Code)

1996 Equity Incentive Plan
(Full title of Plan)

Paul N. Farquhar
Vice President, Chief Financial Officer and Treasurer
Sevcon, Inc.
155 Northboro Road, Southborough, Massachusetts 01772
(Name and address of agent for service)

(508) 281-5510
(Telephone number, including area code, of agent for service)

Copy to:
Matthew C. Dallett
Edwards Wildman Palmer LLP
111 Huntington Avenue, Boston, Massachusetts 02199-7613
(617) 239-0100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]	Non-accelerated filer [ ]	Smaller reporting company [x]

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $.10 par value per share	150,000 shares(1)	$7.41(2)	$1,110,750 (2)	$143.06

(1)
Pursuant to Rule 416 under the Securities Act of 1933, to the extent additional shares of our Common Stock may be issued or issuable as a result of a stock split or other distribution declared at any time by our Board of Directors while this Registration Statement is in effect, this Registration Statement is hereby deemed to cover all such additional Common Stock.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and 457(h)(1) under the Securities Act of 1933. The price per share and aggregate offering price are based upon the average of the high and low asked prices of the registrant's common stock on  January 31, 2014 as reported on The Nasdaq Capital Market.

Statement Regarding Incorporation by Reference from Effective Registration Statement

This Registration Statement registers additional securities of the same class as other securities for which registration statements filed on Form S-8 relating to our 1996 Equity Incentive Plan (the “1996 Plan”) are already effective. Pursuant to Instruction E to Form S-8, we incorporate by reference into this Registration Statement the contents of the registration statements we filed on Form S-8 with the Securities and Exchange Commission on September 25, 1991 (File No. 33-42960), April 1, 1996 (File No. 333-02113), August 12, 1998 (File No. 333-61229) (as amended by a Post-Effective Amendment on Form S-8 filed on May 19, 2004), April 28, 2003 (File No. 333-104785) and January 27, 2010 (File No. 333-164534), in their entirety and including exhibits thereto, relating to the registration of shares of our Common Stock, $0.10 par value per share, authorized for issuance under the 1996 Plan. This Registration Statement provides for the registration of an additional 150,000 shares of our Common Stock authorized for issuance under the 1996 Plan pursuant to an amendment to the 1996 Plan adopted by our stockholders on February 4, 2014.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Boston, Commonwealth of Massachusetts, on February 4, 2014.

SEVCON, INC.

By:	/S/ Matthew Boyle
Name: Matthew Boyle
Title: President and Chief Executive Officer

Power of Attorney

We, the undersigned officers and directors of Sevcon, Inc., hereby severally constitute and appoint Matthew Boyle and Paul N. Farquhar, and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including any post-effective amendments thereto), and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Sevcon, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/S/ Matthew Boyle	President and Chief Executive Officer, Director (Principal Executive Officer)	February 4, 2014
Matthew Boyle

/S/ Paul N. Farquhar	Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	February 4, 2014
Paul N. Farquhar

/S/ Glenn J. Angiolillo	Director	February 4, 2014
Glenn J. Angiolillo

/S/ Maarten D. Hemsley	Director	February 4, 2014
Maarten D. Hemsley

/S/ William J. Ketelhut	Director	February 4, 2014
William J. Ketelhut

/S/ Ryan J. Morris	Director	February 4, 2014
Ryan J. Morris

/S/ Paul B. Rosenberg	Director	February 4, 2014
Paul B. Rosenberg

/S/ Walter J. Schenker	Director	February 4, 2014
Walter J. Schenker

/S/ Marvin G. Schorr	Director	February 4, 2014
Marvin G. Schorr

/S/ Bernard F. Start	Director	February 4, 2014
Bernard F. Start

/S/ David R. A. Steadman	Director	February 4, 2014
David R. A. Steadman

/S/ Paul O. Stump	Director	February 4, 2014
Paul O. Stump

/S/ Frederick A. Wang	Director	February 4, 2014
Frederick A. Wang

Exhibit Index

Exhibit	Description
4.1	Restated Certificate of Incorporation of the registrant (incorporated by reference to Exhibit 3.2 to Current Report on Form 8-K filed on June 7, 2011).

4.2	Amended and Restated By-laws of the registrant (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed on December 11, 2013).

4.3	Specimen Common Stock Certificate of the Registrant (incorporated by reference to Exhibit (4)(a) to Annual Report for the fiscal year ended September 30, 2008).

5.1	Opinion of Edwards Wildman Palmer LLP as to the legality of the securities registered hereunder.

23.1	Consent of McGladrey LLP.

23.2	Consent of Edwards Wildman Palmer LLP (included in Exhibit 5.1).

24.1	Power of Attorney (contained on the signature page hereto).

99.1	Sevcon, Inc. Amended and Restated 1996 Equity Incentive Plan (incorporated by reference to Appendix B to the Proxy Statement on Schedule 14A filed on January 6, 2014).